UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 12, 2012 (April 10, 2012)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Annual Incentive Cash Bonus and Long-Term Equity Compensation Guidelines

On April 10, 2012, the Compensation and Benefits Committee (the “C&B Committee”) of Penn Virginia Corporation (the “Company”) amended and restated the Penn Virginia Corporation 2011 Annual Incentive Cash Bonus and Long-Term Equity Compensation Guidelines (the “Incentive Award Guidelines”). The principal amendment was to amend Exhibit B to the Incentive Award Guidelines to establish the quantitative performance measures and weighting factors with respect to 2012. The C&B Committee made the following changes to the quantitative performance measures and weighting factors with respect to 2012:

•	It substituted drilling finding and development (“F&D”) costs per Mcfe for proved reserves.

•	It adjusted the pay-out ranges for some of the performance metrics to make them more punitive for below-target performance and somewhat less rewarding for above-target performance.

•	It changed the relative weightings of the various performance metrics to emphasize production and drilling F&D costs. The revised weightings are as follows:

•	Production (30%);

•	Drilling F&D costs per Mcfe (25%);

•	EBITDAX (15%);

•	Net asset value per share (15%); and

•	Cash costs per Mcfe (15%).

The C&B Committee also amended the Incentive Award Guidelines to add a definition of drilling F&D costs per Mcfe, which is defined as (x) capital costs related to development drilling and exploratory drilling, divided by (y) proved reserve extensions, discoveries and other additions as will be set forth in the Company’s audited 2012 financial statements.

A copy of the Incentive Award Guidelines, as amended and restated, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Penn Virginia Corporation 2011 Annual Incentive Cash Bonus and Long-Term Equity Compensation Guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2012

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Penn Virginia Corporation 2011 Annual Incentive Cash Bonus and Long-Term Equity Compensation Guidelines.